UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 23, 2015, Antero Midstream Partners LP (the “Partnership”) completed the previously announced transaction by which (i) the Partnership acquired all of the outstanding limited liability company interests of Antero Water LLC (“Antero Water”), a wholly-owned subsidiary of Antero Resources Corporation (“Antero”) that owns and operates Antero’s fresh water distribution assets, and (ii) Antero Treatment LLC (“Antero Treatment”), a wholly-owned subsidiary of the Partnership, acquired all of the assets, contracts, rights, permits and properties owned or leased by Antero and used primarily in connection with the construction, ownership, operation, use or maintenance of Antero’s advanced wastewater treatment complex to be constructed in Doddridge County, West Virginia (collectively, (i) and (ii) are referred to herein as the “Contributed Assets”), pursuant to a Contribution, Conveyance and Assumption Agreement, dated as of September 17, 2015 (the “Contribution Agreement”), by and among Antero, the Partnership and Antero Treatment. In consideration for the acquisition of the Contributed Assets, the Partnership agreed to pay Antero aggregate consideration of $1.05 billion, consisting of (i) a cash distribution equal to $552.45 million, less any indebtedness assumed by the Partnership in connection with the closing of the Transaction (as defined below), and (ii) 23,886,421 common units representing limited partner interests in the Partnership (“Common Units”) issued to Antero.  In addition, the Partnership has agreed to pay Antero (a) $125 million in cash if the Partnership’s delivered fresh water volumes average 161,000 barrels per day or more between January 1, 2017 and December 31, 2019 and (b) an additional $125 million in cash if the Partnership’s delivered fresh water volumes average 200,183 barrels per day or more between January 1, 2018 and December 31, 2020, all in accordance with the terms of the Contribution Agreement.  The transactions contemplated by the Contribution Agreement are referred to herein as the “Transaction.”  Upon completion of the Partnership’s private placement of 12,898,000 Common Units, which closed concurrently with the Transaction, an amount of cash equal to the net proceeds to the Partnership was paid to Antero and the number of Common Units issued to Antero was reduced by a number equivalent to the number of Common Units issued in the Private Placement (as defined below). Upon completion of the Transaction and the Private Placement, and subject to certain adjustments, the total consideration paid by the Partnership to Antero was approximately $794 million, less approximately $171 million of indebtedness assumed by the Partnership, and 10,988,421 Common Units, plus the potential earn-out payments described above. The Partnership funded the cash component of the consideration with a combination of borrowings under the Partnership’s revolving credit facility and the Private Placement described below. As a result of the Transaction, the Partnership now owns all of Antero’s fresh water distribution and wastewater treatment assets (the “Water Assets”).

Item 1.01                   Entry into a Material Definitive Agreement.

Water Services Agreement

In connection with the closing of the Transaction, on September 23, 2015, Antero entered into a Water Services Agreement (the “Water Services Agreement”) with Antero Water, whereby Antero Water has agreed to provide certain fluid handling services to Antero within an area of dedication in defined service areas in Ohio and West Virginia, and Antero has agreed to pay monthly fees to Antero Water for all fluid handling services provided by Antero Water in accordance with the terms of the Water Services Agreement.  The initial term of the Water Services Agreement is twenty years from the date thereof and from year to year thereafter. Under the Water Services Agreement, Antero will pay a fixed fee of $3.685 per barrel in West Virginia and $3.635 per barrel in Ohio for freshwater deliveries by pipeline directly to the well site, subject to annual CPI adjustments.  In addition, Antero has committed to pay a fee on a minimum volume of freshwater deliveries in calendar years 2016 through 2019.  Minimum volume commitments are 90,000 barrels per day in 2016, 100,000 barrels per day in 2017 and 120,000 barrels per day in 2018 and 2019.

Secondment Agreement

In connection with the closing of the Transaction, on September 23, 2015, Antero entered into a Secondment Agreement (the “Secondment Agreement”) with the Partnership, Antero Resources Midstream Management LLC, the general partner of the Partnership (the “General Partner”), Antero Midstream LLC, a wholly-owned subsidiary of the Partnership, Antero Water and Antero Treatment, whereby Antero has agreed to provide seconded employees to perform certain operational services with respect to the Partnership’s gathering and compression facilities and the Water Assets, and the Partnership has agreed to reimburse Antero for expenditures incurred by Antero in the performance of those operational services.   The initial term of the Secondment Agreement is twenty years from November 10, 2014, and from year to year thereafter.

The foregoing description of the Secondment Agreement is not complete and is qualified in its entirety by reference to the text of the Secondment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Amended and Restated Services Agreement

In connection with the closing of the Transaction, on September 23, 2015, Antero, the Partnership and the General Partner amended and restated their Services Agreement, dated November 10, 2014 (the “Amended and Restated Services Agreement” and, together with the Water Services Agreement and the Secondment Agreement, the “Commercial Agreements”), to remove provisions relating to operational services in support of the Partnership’s gathering and compression business (which are now covered by the Secondment Agreement) and provide that Antero will perform certain administrative services for the Partnership and its subsidiaries, and the Partnership will reimburse Antero for expenditures incurred by Antero in the performance of those administrative services.

The foregoing description of the Amended and Restated Services Agreement is not complete and is qualified in its entirety by reference to the text of the Amended and Restated Services Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

Amendment to Revolving Credit Agreement

In connection with the completion of the Transaction, on September 23, 2015, the Partnership entered into the First Amendment and Joinder Agreement pursuant to which the lenders under the Partnership’s revolving credit facility increased the commitments thereunder by $500,000,000.

The foregoing description of the First Amendment and Joinder Agreement is not complete and is qualified in its entirety by reference to the text of the First Amendment and Joinder Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated in this Item 1.01 and in Item 2.03 by reference.

The terms of the Transaction were unanimously approved on behalf of the Partnership by the Board of Directors of the General Partner (the “Board”), after the Conflicts Committee of the Board (the “Conflicts Committee”) unanimously recommended that the Board approve the Transaction. The Conflicts Committee, composed of independent members of the Board, retained legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership was fair to the Partnership and its subsidiaries and the unaffiliated common unitholders of the Partnership from a financial point of view.

A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on September 18, 2015 and is incorporated herein by reference. The above description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution Agreement. The Contribution Agreement was filed therewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Contribution Agreement were made as of the date of the Contribution Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Contribution Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Contribution Agreement. Moreover, certain representations and warranties in the Contribution Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Contribution Agreement as characterizations of the actual statements of fact about the parties.

Relationships

Certain individuals, including officers and directors of Antero and the General Partner, serve as officers and/or directors of more than one of Antero, the Partnership, Antero Treatment and Antero Water. Antero owns 40,929,378 Common Units (including the 10,988,421 Common Units issued to Antero in connection with the closing of the Transaction) and all 75,940,957 subordinated units representing limited partner interests in the Partnership. In addition, certain officers, directors and private equity sponsors of Antero and the General Partner are members of Antero Resources Investment LLC, which owns and controls (and appoints all the directors of) the General Partner, which owns a non-economic general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

Item 2.01      Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under “Introductory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on September 18, 2015 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The first two paragraphs set forth under “Amendment to Revolving Credit Agreement” in Item 1.01 of this Current Report, and the First Amendment and Joinder Agreement, are incorporated herein by reference.

Item 3.02      Sale of Unregistered Units.

The information set forth under “Introductory Note” of this Current Report on Form 8-K with respect to the issuance and sale by the Partnership of the Common Units to Antero is incorporated herein by reference. This private placement of Common Units issued pursuant to the Contribution Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Also on September 23 2015, the Partnership completed the previously announced sale of 12,898,000 Common Units at $18.84 per Common Unit for net proceeds of approximately $240.2 million (the “Private Placement”). The Partnership used a portion of the net proceeds of the Private Placement to repay indebtedness assumed from Antero and to partially fund the cash consideration.

Barclays Capital Inc. acted as the sole placement agent in the Private Placement.

The Common Units were offered and sold in the Private Placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Other exemptions from registration may apply. Such Common Units have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, such Common Units in any jurisdiction in which such offer or solicitation would be unlawful.

In connection with the Private Placement, the Partnership agreed to file and maintain a registration statement with respect to the resale of the Common Units with the Securities and Exchange Commission covering the resale of the Common Units within 30 days closing and use commercially reasonable efforts to cause the Securities and Exchange Commission to declare the resale registration statement effective within 90 days of closing. The Partnership will pay liquidated damages in the event the resale registration statement is not filed or declared effective by such dates.

Item 7.01      Regulation FD Disclosure.

On September 24, 2015, Partnership issued a press release announcing the consummation of the Transaction and the Private Placement, including entry into the Commercial Agreements. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Partnership to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after the date this initial report was required to be filed.

(b)   Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Partnership to provide the financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after the date this initial report was required to be filed.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
10.1

Secondment Agreement, dated as of September 23, 2015, by and between Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Antero Midstream LLC, Antero Water LLC, Antero Treatment LLC and Antero Resources Corporation.

10.2	Amended and Restated Services Agreement, dated as of September 23, 2015, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC and Antero Resources Corporation.

10.3	First Amendment and Joinder Agreement, dated as of September 23, 2015.

99.1	Press Release of Antero Midstream Partners LP issued September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC,
its general partner

By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: September 24, 2015

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1

Secondment Agreement, dated as of September 23, 2015, by and between Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Antero Midstream LLC, Antero Water LLC, Antero Treatment LLC and Antero Resources Corporation.

10.2	Amended and Restated Services Agreement, dated as of September 23, 2015, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC and Antero Resources Corporation.

10.3	First Amendment and Joinder Agreement, dated as of September 23, 2015.

99.1	Press Release of Antero Midstream Partners LP issued September 24, 2015.